                                                                      Exhibit 16

April 11, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.   20549-7561

Dear Sirs/Madams:

We have read Item 4 of AmCOMP Incorporated's Form 8-K dated April 5, 2007, and have the following comments:

  1.     We agree with the statement made in the first sentence of paragraph 1 and the statements made in paragraphs 2, 3, 4, 5 and 8 of Item 4.01.

  2.     We have no basis on which to agree with or disagree with the statement made in the second sentence of paragraph 1 and the statements made in paragraphs 6 and 7 of Item 4.01.

Yours truly,

DELOITTE & TOUCHE LLP